As filed with the Securities and Exchange Commission on September 17, 2012

Registration No. 333-175883

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

LITHIUM EXPLORATION GROUP, INC.
(Name of registrant in its charter)

Nevada	1000	06-1781911
(State or other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or	Classification Code Number)	Identification No.)
Organization)

     3200 N. Hayden Road
Suite 235
Scottsdale, Arizona 85251
(480) 641-4790
(Address and telephone number of principal executive offices and principal place of business)

Alexander Walsh, President and Principal Executive Officer
Lithium Exploration Group, Inc.
3200 N. Hayden Road
Suite 235
Scottsdale, Arizona 85251
(480) 641-4790
(Name, address and telephone number of agent for service)

Copies to:
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
Not Applicable .

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

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If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Deregistration of shares of Common Stock

On July 29, 2011, Lithium Exploration Group, Inc. filed a Registration Statement on Form S-1 ) (Commission File N0. 333-175883), which was declared effective by the Securities and Exchange Commission on February 29, 2012 and pursuant to which a total of 6,350,711 shares of Common Stock were registered on behalf of a selling shareholder.

Of the 6,350,711 shares registered, the selling shareholder has sold 4,438,847 shares. In accordance with the undertaking made by the Company in the Registration Statement, the Company is filing this Post-Effective No.1 to the Registration Statement to remove from registration 1,911,864 shares of its common stock that remain unsold.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in Scottsdale, Arizona, September 17, 2012.

LITHIUM EXPLORATION GROUP, INC.

By /s/ Alexander Walsh
Alexander Walsh
President, Chief Executive Officer and Chief
(Principal Executive Officer)

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

	President, Chief Executive	September 17, 2012
/s/ Alexander Walsh	Officer (Principal Executive
Alexander Walsh	Officer), and Director

/s/ Bryan Kleinlein	Chief Financial Officer (Principal	September 17, 2012
Bryan Kleinlein	Financial Officer and Principal
Accounting Officer)

/s/ Jonathan Jazwinski*	Director	September 17, 2012
Jonathan Jazwinski

/s/ Brandon Colker*	Director	September 17, 2012
Brandon Colker

* By /s/ Alexander Walsh
Attorney-in-fact